UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 30, 2010
(Date of earliest event reported)

Kayne Anderson Energy Development Company
(Exact name of registrant as specified in its charter)

Maryland	814-00725	20-4991752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
717 Texas Avenue - Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

(713) 493-2020
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders

Results of Annual Meeting of Stockholders

At 8:00 a.m. (Central time) on June 30, 2010, Kayne Anderson Energy Development Company (the “Company”) held the 2010 Annual Meeting of Stockholders at 717 Texas Avenue, Suite 3100, Houston, Texas, United States 77002 (the “Annual Meeting”).

The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of 10,215,995 shares of common stock outstanding as of the record date, May 25, 2010 (the “Record Date”).  On the Record Date, the number of common stockholders on the records of the Company’s transfer agent was five, which may not reflect the underlying beneficial owners.  The common stockholders of the Company voted on four matters at the Annual Meeting, all of which were approved.  The proposals below are described in detail in the Company’s definitive proxy statement dated May 28, 2010 for the Annual Meeting

The final voting results from the Annual Meeting were as follows:

Proposal One

A proposal to elect two directors to serve for a term of three years, and until their successors are duly elected and qualify. Election of each nominee requires the majority of the votes entitled to be cast by the common stockholders.  Abstentions had the same effect as votes against the election of Albert L. Ritchie and/or Robert V. Sinnott although they were considered present for purposes of determining the presence of a quorum at the Annual Meeting.

	FOR	AGAINST	ABSTAIN/ WITHHELD	BROKER NON-VOTES
Albert L. Richey	7,195,341	0	290,114	0
Robert V. Sinnott	7,257,477	0	227,978	0

Proposal Two

A proposal to authorize the Company to sell shares of its common stock at a price below net asset value per share, subject to certain conditions, for a period expiring on the date of the Company’s 2011 Annual Meeting of Stockholders.  Approval of this proposal required: (1) the affirmative vote of a majority of all common stockholders on the records of the Company’s transfer agent as of the Record Date, which may not reflect the underlying beneficial owners, and (2) the affirmative vote of a majority of the votes cast by the holders of common stock outstanding as of the Record Date. For the purpose of determining whether a majority of the common stockholders of record approved this proposal, abstentions and broker non-votes, if any, had the effect of a vote against Proposal Two. For the purpose of determining whether a majority of votes cast approved this proposal, abstentions and broker non-votes had no effect on the outcome.

	FOR	AGAINST	ABSTAIN/ WITHHELD	BROKER NON-VOTES
Common Stockholders	3	0	0	0
Votes cast	4,941,150	386,637	93,795	2,063,873

Proposal Three

A proposal to authorize the Board of Directors to withdraw the Company’s election to be treated as a business development company under the Investment Company Act of 1940.  Approval of this proposal required the affirmative vote of either: (1) 67% or more of the votes cast by the holders of the Company’s common stock present at the Annual Meeting, if the holders of more than 50% of the outstanding shares of the Company’s common stock were present or represented by proxy, or (2) more than 50% of the outstanding shares of common stock, whichever is less.  All abstentions and broker non-votes were considered votes against this proposal.

FOR	AGAINST	ABSTAIN/ WITHHELD	BROKER NON-VOTES
5,111,577	224,054	85,950	2,063,873

Proposal Four

A proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for its fiscal year ending November 30, 2010.  Approval of this proposal required the affirmative vote of a majority of the votes cast by the holders of common stock outstanding as of the Record Date.  For the purposes of determining whether the majority of the votes entitled to be cast by the common stockholders have ratified PricewaterhouseCoopers LLP, each common share is entitled to one vote. For purposes of the vote on Proposal Four, abstentions and broker non-votes were not be counted as votes cast and had no effect on the result of the vote.

FOR	AGAINST	ABSTAIN/ WITHHELD	BROKER NON-VOTES
7,236,593	127,766	121,093	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 2, 2010	KAYNE ANDERSON ENERGY
DEVELOPMENT COMPANY

		By:	/s/ David Shladovsky
David Shladovsky
Secretary and Chief Compliance Officer